UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2022

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EGP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02            Unregistered Sales of Equity Securities.

The information in Item 8.01 below is incorporated into this Item 3.02 by reference.

Item 7.01            Regulation FD Disclosure.

On June 2, 2022, EastGroup Properties, Inc. (the “Company”) issued a press release announcing the acquisition described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01            Other Events.

On June 1, 2022, the Company closed the acquisition previously disclosed by the Company in its Current Report on Form 8-K filed on May 26, 2022 of Tulloch Corporation, a California corporation (“Seller”), the owner of an industrial real estate portfolio located within the San Francisco and Sacramento markets consisting of 14 properties totaling approximately 1.7 million square feet and two land parcels totaling 10.5 acres, through the merger (the “Merger”) of the Seller with and into an indirect subsidiary of the Company (“Merger Sub”), with Merger Sub continuing as the surviving entity. The Merger was completed pursuant to the terms of an agreement and plan of merger, dated May 20, 2022, by and among the Company, Merger Sub, Seller and John B. Tulloch. As consideration for the Merger, the Company assumed a loan with an outstanding principal balance of $60 million, which the Company intends to promptly repay with no penalty, and issued 1,868,809 shares of the Company’s common stock (the “Shares”), at a negotiated price of $190 per share.

The acquired properties are currently 100% leased to 37 tenants with an average remaining lease term of less than three years. The Company anticipates that the two land parcels will allow for the future development of approximately 215,000 square feet. The portfolio's properties in the San Francisco and Sacramento markets represent 85% and 15% of the total portfolio net operating income, respectively. At the time of acquisition, the annualized net operating income generated by the fully-occupied properties is approximately $17.1 million.

The Shares were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release dated June 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         June 2, 2022

EASTGROUP PROPERTIES, INC.

By: /s/ BRENT W. WOOD
Brent W. Wood Executive Vice President, Chief Financial Officer and Treasurer

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